August 8, 2011

Black Hills Corporation
625 Ninth Street
Rapid City, South Dakota  57701

Re:           Registration Statement on Form S-3 of Black Hills Corporation

Ladies and Gentlemen:

I am Senior Vice President - General Counsel of Black Hills Corporation, a South Dakota corporation (the “Company”), and I have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to 500,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan.

In reaching the conclusions expressed in this opinion, I have examined the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Registration Statement.  In addition, I have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate for the purpose of rendering this opinion, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares are duly authorized and, when issued and delivered upon payment of the consideration therefore (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

I am a member of the bar of the State of South Dakota.  My opinion expressed above is limited to the laws of the State of South Dakota and the federal laws of the United States of America, and I do not express any opinion herein concerning the laws of any other jurisdiction.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus constituting a part of the Registration Statement under the caption “Legal Opinions.”  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion speaks as of its date, and I undertake no, and expressly disclaim any, duty to advise you as to changes of fact or law coming to my attention after the date hereof.

Sincerely,

/s/ Steven J. Helmers

Steven J. Helmers
Senior Vice President – General Counsel